UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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QTS REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QTS Realty Trust Announces Expiration of “Go-Shop” Period

OVERLAND PARK, Kan. – July 20, 2021 – QTS Realty Trust (NYSE: QTS) (“QTS” or “the Company”) today announced the expiration of the 40 day “go-shop” period pursuant to the previously announced definitive merger agreement under which Blackstone Infrastructure Partners, Blackstone Real Estate Income Trust, Inc. and other long-term perpetual capital vehicles managed by Blackstone will acquire all outstanding shares of QTS common stock for $78.00 per share in an all cash transaction. The “go-shop” period expired at 11:59 p.m. Eastern Time on July 17, 2021.

During the “go-shop” period, QTS, with the assistance of its financial advisors Jefferies LLC and Morgan Stanley & Co. LLC, actively solicited alternative acquisition proposals from potentially interested third parties. None of the third parties contacted by QTS or its financial advisors provided an alternative acquisition proposal by the go-shop deadline.

Upon expiration of the go-shop period, pursuant to the merger agreement, QTS became subject to customary “no-shop” provisions that limit QTS and its representatives’ ability to negotiate alternative acquisition proposals with, or provide confidential information to, third parties, subject to exceptions specified in the merger agreement.

The transaction is expected to close in the second half of 2021, subject to approval by QTS’ stockholders and the satisfaction of other customary closing conditions.

About QTS

QTS Realty Trust, Inc. (NYSE: QTS) is a leading provider of data center solutions across a diverse footprint spanning more than 7 million square feet of owned mega scale data center space within North America and Europe. Through its software-defined technology platform, QTS is able to deliver secure, compliant infrastructure solutions, robust connectivity and premium customer service to leading hyperscale technology companies, enterprises, and government entities. Visit QTS at www.qtsdatacenters.com, call toll-free 877.QTS.DATA or follow on Twitter @DataCenters_QTS.

About Blackstone

Blackstone is one of the world’s leading investment firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our $649 billion in assets under management include investment vehicles focused on private equity, real estate, public debt and equity, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Additional Information and Where to Find It

In connection with the proposed transaction, QTS filed a preliminary proxy statement on Schedule 14A on July 8, 2021, with the Securities and Exchange Commission (the “SEC”). Promptly after filing its definitive proxy statement with the SEC, QTS intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF QTS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT QTS FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by QTS with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at QTS’ website at www.qtsdatacenters.com or by writing to QTS Realty Trust, Inc., Attn: Investor Relations, 12851 Foster Street, Overland Park, KS 66213.

QTS and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from QTS’ stockholders with respect to the proposed transaction. Information about QTS’ directors and executive officers and their ownership of QTS securities is set forth in QTS’ proxy statement for its 2021 annual meeting of stockholders on Schedule 14A filed with the SEC on March 18, 2021. To the extent holdings of QTS’ securities by directors and executive officers have changed since the amounts disclosed in QTS’ proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. You can obtain free copies of these documents at the SEC’s website at www.sec.gov or by accessing QTS’ website at www.qtsdatacenters.com. Additional information regarding the identity of participants in the solicitation of proxies, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this communication constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events, or trends, expected benefits of the transaction or statements about future performance and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this communication reflect QTS’ current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the ability of QTS to obtain stockholder approval required to consummate the proposed transaction; the satisfaction or waiver of other conditions to closing in the definitive agreement for the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the response of customers and business partners to the announcement of the proposed transaction; potential difficulties in employee retention as a result of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the outcome of legal proceedings instituted against QTS, its directors and others related to the proposed transaction; adverse economic or real estate developments in QTS’ markets or the technology industry; global, national and local economic conditions; risks related to QTS’ international operations; risks related to the COVID-19 pandemic, including adverse impacts on the economy and our and our customers’ business; significant increases in construction and development costs; the increasingly competitive environment in which QTS operates; defaults on, or termination or non-renewal of, leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; dependence on third parties to provide Internet, telecommunications and network connectivity to QTS’ data centers; QTS’ failure to qualify and maintain its qualification as a REIT; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates; and limitations inherent in QTS’ current and any future joint venture investments, such as lack of sole decision-making authority and reliance on QTS’ partners’ financial condition.

While forward-looking statements reflect QTS’ good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. QTS disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause QTS’ future results or events to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in QTS’ Annual Report on Form 10-K for the year ended December 31, 2020 and in the other periodic reports QTS files with the SEC.

QTS Investor Relations Contact:

Stephen Douglas

EVP Finance

Ir@qtsdatacenters.com

QTS Media Contact:

Carter B. Cromley

(703) 861-8245

carter.cromley@qtsdatacenters.com

or

Andrew Siegel / Viveca Tress / Lucas Pers

Joele Frank

(212) 355-4449

Blackstone Media Contacts:

Paula Chirhart

(347) 463-5453

Paula.Chirhart@blackstone.com

or

Jeffrey Kauth

(212) 583-5395

Jeffrey.Kauth@Blackstone.com